Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED OR OMITTED.

FORM
OF
INVESTOR RIGHTS AGREEMENT
DATED AS OF JANUARY 17, 2023

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”), dated as of January 17, 2023, is entered into by and between Taboola.com Ltd., a company organized under the Laws of the State of Israel (the “Company”), and College Top Holdings, Inc., a Delaware corporation (“Yahoo”).

BACKGROUND:

WHEREAS, the Company, Yahoo and Yahoo AdTech JV, LLC entered into that certain Omnibus Agreement, dated as of November 27, 2022 (the “Omnibus Agreement”), pursuant to which, among other things, the Company and Yahoo (and/or their applicable Affiliates) have entered into the Commercial Agreement and, in connection therewith, the Company issued to Yahoo a specified number of Company Ordinary Shares and Company Non-Voting Ordinary Shares, in each case, as set forth in the Omnibus Agreement, subject to the terms and conditions set forth therein; and

 WHEREAS, in connection with the Closing, the Company and Yahoo are entering into this Agreement to set forth certain understandings among such parties, regarding the ownership of the shares of the Company as set forth below.

 NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1          Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth below.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Omnibus Agreement.

 “Affiliate” mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, that, (a) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Yahoo Party or any of its Affiliates, and (b) except in the case of Section 2.3 and the definitions of “Permitted Transfer” and “Permitted Transferee”, in no event shall (i) a Yahoo Party be considered an Affiliate of any other portfolio company or investment fund affiliated with or managed by affiliates of Apollo and (ii) any other portfolio company or investment fund affiliated with or managed by affiliates of Apollo, be considered to be an Affiliate of a Yahoo Party.

“Apollo” means Apollo Global Management, Inc.

“Apollo Entities” means Apollo and/or any of its Affiliates.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“CFC” has the meaning set forth in Section 2.5(b).

“Company” has the meaning set forth in the Preamble.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (and the terms “Controlled by,” “Controls,” “Controlling” and “under common Control with” shall have correlative meanings).

“Form S-3” means (i) for so long as the Company is a foreign private issuer, Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the date thereof and (ii) upon the Company ceasing to be a foreign private issuer, Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Fully Diluted Company Ordinary Shares” means a number of Company Ordinary Shares equal to the sum of (a) the then-outstanding Company Ordinary Shares, plus (b) the then-outstanding Company Non-Voting Ordinary Shares.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Holder” means Yahoo and any Permitted Transferee.

“Identified Person(s)” has the meaning set forth in Section 2.3(b).

“Permitted Loan” has the meaning set forth in Section 2.1(a)(vi).

“Permitted Transfer” has the meaning set forth in Section 2.1(a).

“Permitted Transferee” means the transferee of any Yahoo Issued Securities in a Permitted Transfer.

“PFIC” has the meaning set forth in Section 2.5(b).

“Prior IRA” has the meaning set forth in Section 3.1.

“Register”, “registered” and “registration” refer to a registration effected by filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such Registration Statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Securities” means all Company Ordinary Shares owned by a Holder, whether now held or hereinafter acquired, including, for the avoidance of doubt, any Company Ordinary Shares issuable or issued upon conversion or exchange of other securities of the Company or any of its Subsidiaries, including the Company Non-Voting Ordinary Shares; provided, that such Company Ordinary Shares shall cease to be Registrable Securities on the later to occur of (x) the Holder or Holders and their Affiliates cease collectively to own at least 5.0% of the then outstanding Company Ordinary Shares and all of such Company Ordinary Shares may be sold without restriction under Rule 144 (without the need for any manner of sale requirement or volume limitation) (or any similar provisions then in force) and (y) all of the Company Ordinary Shares have been sold pursuant to Rule 144 or a Registration Statement.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Restricted Persons” means (i) any of the Persons listed on Exhibit B, which list may be updated in writing from time to time by the Board with respect to additional bona fide competitors of the Company, or any Affiliate of any such Persons, or (ii) any of the Persons listed on the then most recently published “SharkWatch 50” list (or, if publication of such list has been discontinued, such other list of significant activist investors selected by the Board to replace such list unless and until such time as the publication of such replacement list is discontinued).

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Standstill Period” means the period commencing on the date of this Agreement and ending on the date that is thirty (30) days after the later of (i) the date on which (i) the Yahoo Parties cease to Beneficially Own at least ten percent (10%) of the outstanding Company Ordinary Shares and (ii) no Yahoo Board Designee serves on the Board.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer” (including the terms “Transferred” and “Transferring”) means any direct or indirect transfer, sale, assignment, exchange, gift, conveyance or other disposition, pledge or grant of a security interest, in each case, whether voluntary, by operation of law or otherwise, and “Transferor” and “Transferee” shall have correlative meanings; provided, that in no event shall (a) any transfer of equity interests in any direct or indirect shareholder of the Company constitute a “Transfer” if there is no Transfer of the Control of such Person or (b) any Transfer of equity interests of any publicly listed direct or indirect parent entity of Yahoo constitute a “Transfer”.

“Transfer Restricted Period” means with respect to the Yahoo Issued Securities, the period commencing on the date of this Agreement and ending on the day that is twelve (12) months from the date of this Agreement.

“Yahoo” has the meaning set forth in the Preamble.

“Yahoo Board Designee” means the Yahoo Board Nominee or any other person nominated by any Yahoo Party or its respective Affiliates and serving as a director on the Board.

“Yahoo Holders” has the meaning set forth in Section 2.5(b).

“Yahoo Issued Securities” means, collectively, the Company Ordinary Shares and the Company Non-Voting Ordinary Shares, in each case, issued to Yahoo and/or its applicable Affiliates at the Closing.

“Yahoo Observer” has the meaning set forth in Section 2.8.

“Yahoo Party” or “Yahoo Parties” means Yahoo and each Permitted Transferee that becomes a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A.

1.2          Construction. For the purposes of this Agreement:  (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement, unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars, and any amounts that are denominated in a foreign currency shall be deemed to be converted into U.S. dollars at the applicable exchange rate in effect at 9:00 a.m., New York City time (as reported by Bloomberg L.P.) on the date for which such U.S. dollar amount is to be calculated; (v) the word “including” and words of similar import when used in this Agreement and the Ancillary Agreements shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” need not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (ix) references to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder as amended through such specific date); (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (xi) a reference to any Person includes such Person’s successors and assigns permitted by this Agreement; (xii) any reference to “days” shall mean calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (xiv) amounts used in any calculations for purposes of this Agreement may be either positive or negative, it being understood that the addition of a negative number shall mean the subtraction of the absolute value of such negative number and the subtraction of a negative number shall mean the addition of the absolute value of such negative number.

ARTICLE II
ADDITIONAL COVENANTS AND RIGHTS

2.1         Transfer Restrictions

(a)          During the Transfer Restricted Period, no Yahoo Party shall Transfer any of the Yahoo Issued Securities, other than under the following circumstances (each a “Permitted Transfer”):

(i)          a Transfer to an Affiliate of Yahoo that becomes a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A;

(ii)         a Transfer (via a distribution in kind) to the equityholders of Yahoo that become a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A;

(iii)        a Transfer that has previously been approved in writing by the Board or a duly authorized committee thereof;

(iv)         a Transfer to a third party pursuant to a tender offer, exchange offer, merger, consolidation, business combination or other similar transaction that is recommended by the Board and that results in all holders of the applicable Company Security having the right to exchange their applicable Company Security for cash, securities or other property (including, for the avoidance of doubt, any tender offer or exchange offer that is for less than all of the outstanding number of applicable Company Securities);

(v)          a Transfer after commencement by the Company or one of its significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings; and

(vi)         a Transfer in connection with (x) a total return swap or (y) a bona fide loan or other financing arrangement, including pledging, hypothecating or otherwise granting a security interest in Company Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any Transfer upon foreclosure (or in lieu of foreclosure) upon such Company Security, so long as, in each case, the counterparty to any such transaction is not reasonably known to be a Restricted Person (each, a “Permitted Loan”), in each case of the foregoing clauses (x) and (y), with a counterparty that is one or more nationally recognized financial institutions.  Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender or other creditor or collateral agent under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the applicable Company Security mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default (any of the foregoing, collectively, a “Foreclosure”) under a Permitted Loan.  In the event that any lender or other creditor or collateral agent under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the applicable Company Securities or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, Yahoo or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any Transfer restrictions or limitations hereunder. Each Yahoo Party shall provide the Company with prompt written notice of any Transfer pursuant to this Section 2.1(a)(vi).

(b)          Following the expiration of the Transfer Restricted Period, the Yahoo Parties shall not at any time, without the prior written consent of the Company, directly or knowingly indirectly:

(i)           Transfer any Yahoo Issued Securities to a Person who is known to be a Restricted Person (and, in the case of any underwritten offering or registered block trade, the Yahoo Parties shall have requested that any block sale purchasers, brokers or “qualified institutional buyers” not resell such Yahoo Issued Securities to a person or entity who is reasonably known to be a Restricted Person);

(ii)          Transfer (including by means of a block trade) any Yahoo Issued Securities to a Person or Group that, after giving effect to a proposed Transfer, would beneficially own greater than ten percent (10%) of the outstanding Company Ordinary Shares; or

(iii)         Transfer pursuant to Rule 144 or any registered offering (other than an underwritten offering) on any trading day a number of Yahoo Issued Securities that, in the aggregate with all other Yahoo Issued Securities that are subject to a Transfer under this Section 2.1(b)(iii) during the same trading day, represents in excess of twenty percent (20%) of the daily average trading volume of the Company Ordinary Shares during the preceding twenty trading days; provided that, notwithstanding the foregoing, the Yahoo Parties shall be permitted to undertake twelve (12) Transfers in any twelve-month period by means of a block trade (even if the number of Yahoo Issued Securities in any such block trade exceeds the foregoing limitation) so long as the Yahoo Issued Securities Transferred in each such block trade are the only Yahoo Issued Shares Transferred by the Yahoo Parties on the relevant trading day.

(c)          Any Transfer or attempted Transfer of Yahoo Issued Securities in violation of this Section 2.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

(d)          Any certificates for Yahoo Issued Securities held by a Yahoo Party shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to shares maintained in the form of book entries) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement which legend shall state in substance:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED AS OF JANUARY 17, 2023 BY AND BETWEEN TABOOLA.COM LTD. AND COLLEGE TOP HOLDINGS, INC., AS IT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME.

Notwithstanding the foregoing, upon the request of the applicable Yahoo Party, (i) in connection with any Transfer of Yahoo Issued Securities in accordance with the terms of this Agreement, the Company shall promptly cause the second paragraph of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer (including in connection with a Permitted Loan transaction), and (ii) following receipt by the Company of an opinion from legal counsel reasonably satisfactory to the Company to the effect that such legend (or notation) is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend (or notation) to be removed from any Yahoo Issued Securities to be Transferred in accordance with the terms of this Agreement.

2.2         Standstill. During the Standstill Period, the Yahoo Parties shall not, and shall direct their Affiliates not to, directly or indirectly, without the prior written consent of the Company:

(a)          acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Company Securities (including any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value from (in whole or in part) such Company Securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combinations of the foregoing)) other than: (A) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Company Securities or (B) pursuant to or in connection with a Permitted Transfer or a Permitted Loan; provided, that no Yahoo Party shall be in breach of this Section 2.2(a) as a result of the acquisition by any Yahoo Board Designee, or such Yahoo Board Designee’s designated recipient, of any Company Securities pursuant to (x) the grant or vesting of any equity compensation awards granted by the Company to any Yahoo Board Designee, or (y) the exercise of any stock options, restricted stock units, or similar awards relating to any Company Securities granted by the Company to any Yahoo Board Designee;

(b)          make any public announcement or public offer with respect to any acquisition, merger, business combination, recapitalization, reorganization or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless such transaction is approved or affirmatively recommended by the Board);

(c)          make, knowingly encourage, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote any Company Ordinary Shares, or seek to advise or influence any Person with respect to the voting of, any Company Ordinary Shares;

(d)          seek election to, or seek to place a representative on, the Board, or seek the removal of any member of the Board, or otherwise act, alone or in concert with others, to seek representation or to control or influence the management, the Board or policies of the Company;

(e)          call, or seek to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company;

(f)          form, join or in any way participate in a Group with respect to Company Securities (other than a Group consisting solely of Yahoo Parties);

(g)          otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);

(h)          advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with any of the foregoing activities;

(i)           publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing activities, or knowingly take any action that a Yahoo Party knows would require the Company to make a public announcement regarding any of the foregoing activities; or

(j)           contest the validity of this Section 2.2;

it being understood and agreed that (x) this Section 2.2 shall not limit (A) the ability of a Yahoo Board Designee to exercise his or her legal duties in his or her capacity as a director or a member of a committee of the Board, (B) the ability of a Yahoo Party to vote (including by written consent) or Transfer its Yahoo Issued Securities as permitted under the terms of this Agreement, to participate in rights offerings made by the Company to all holders of the applicable Company Security, or receive any dividends or similar distributions with respect to any Company Security that it holds, or (C) a Yahoo Party or any of its Affiliates from making to the Board or the Chief Executive Officer of the Company any proposal regarding a strategic transaction involving the Company, which proposal is made in a confidential manner and is not reasonably expected to require the Company to make any public disclosure, and (y) this Section 2.2 shall immediately terminate in the event that any person or Group shall have acquired or entered into a definitive agreement to acquire (regardless of the form of such transaction), or the Company Board has approved (or, in the case of a tender or exchange offer, failed to recommend against such tender or exchange offer within ten (10) Business Days of the commencement thereof) an acquisition of, more than 50% of any class of the equity securities of the Company or its Subsidiaries, or assets of the Company or its Subsidiaries representing more than 50% of the consolidated earning power of the Company and its Subsidiaries, taken as a whole.  Notwithstanding the foregoing, in the event that either (x) no Yahoo Board Designee serves on the Board or (y) a Yahoo Board Designee is up for reelection and is not included in the slate of nominees proposed by the Board, then Sections 2.2(c) through 2.2(f), 2.2(h) and 2.2(i) shall automatically be deemed waived solely to allow the Yahoo Parties to seek to place one representative on the Board (including soliciting proxies in support of the election of such representative and calling or seeking to call a meeting of shareholders of the Company to elect such representative to the Board).

2.3          Corporate Opportunities.  To the fullest extent permitted by applicable Law and subject to any restrictions and limitations by any applicable Law:

(a)          In recognition and anticipation that (i) certain directors, principals, officers, employees, members, partners and/or other representatives of Yahoo, any Yahoo Party or Apollo Entity, or of investment funds or vehicles affiliated with an Apollo Entity or any of its respective Affiliates may be Yahoo Board Designees and, accordingly, serve as Directors, and (ii) each of Apollo or investment funds or vehicles affiliated with Apollo may now engage, may continue to engage, and/or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage and/or other business activities that overlap with, are complementary to or compete with those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage, the provisions of this Section 2.3 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve any Yahoo Party or its Affiliates and the powers, rights, duties and liabilities of the Company, its Subsidiaries, and their respective directors, officers and shareholders in connection therewith.

(b)          The Company, on behalf of itself and each of its Subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate (or analogous) or business opportunity for any Yahoo Party, any of its Affiliates, or any Yahoo Board Designee (collectively, “Identified Persons” and, individually, an “Identified Person”) and the Company or any of its Affiliates. In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be a corporate (or analogous) or business opportunity for itself, herself or himself and the Company or any of its Affiliates, unless such opportunity was specifically made known to such Identified Person in his or her capacity as the Yahoo Board Designee, such Identified Person shall have no duty to communicate, offer or otherwise make available such transaction or other corporate (or analogous) or business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such corporate (or analogous) or business opportunity for itself, herself or himself, or offers or directs such corporate (or analogous) or business opportunity to another Person (including any Affiliate of such Identified Person).

(c)          The Company, on behalf of itself and each of its Subsidiaries, (i) acknowledges that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (each such entity, a “Related Company” and all such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any of its Subsidiaries, any of the Company’s shareholders or any of their respective Affiliates, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement (if any) shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by any Related Company or an Identified Person in respect of any Related Company, (B) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company, any of its Subsidiaries, any of the Company’s shareholders or any of their respective Affiliates, (C) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its Subsidiaries, any of the Company’s shareholders or any of their respective Affiliates as if the Identified Persons were not a party to this Agreement, and (D) the Identified Persons are not and shall not be obligated to disclose to the Company, any of its Subsidiaries, any of the Company’s shareholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of its Subsidiaries, any of the Company’s shareholders or any of their respective Affiliates in any such business or as to any such opportunities.  In this sub-section (c), the term Identified Persons shall exclude any Person solely in his or her capacity as an individual serving as a Yahoo Board Designee, and not in such Person’s capacity as a Representative of a Yahoo Party or any of its Affiliates.

(d)          Notwithstanding anything to the contrary in this Agreement, any current Yahoo Board Designee and any Person who has served as a Yahoo Board Designee within the preceding twelve (12) months shall not serve on the board of directors of any Restricted Person under clause (i) of the definition thereof, or serve on the board of directors of any Yahoo Party that owns any Controlling interest in a Person that qualifies as a Restricted Person under clause (i) of the definition thereof.

2.4          Information Sharing. Individuals associated with the Yahoo Parties may from time to time serve, or sit as an observer, on the Board or the equivalent governing body of the Company’s Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 2.7) share such information with other individuals associated with the Yahoo Parties who have a need to know such information for the purpose of facilitating support to such individuals in their capacity as members of the Board or such equivalent governing body or enabling the Yahoo Parties, as equityholders, to better evaluate the Company’s performance and prospects; provided, that such other individuals are informed about the confidential nature of such information and agree in writing to maintain the confidentiality of such information consistent with the confidentiality obligations of such member of the Board; provided, further, that no Yahoo Board Designee or Yahoo Observer (as defined below) may disclose confidential information if the Board reasonably determines in good faith and upon the advice of counsel to the Company (which may be in-house counsel) that such disclosure could reasonably be expected to result in the loss of the attorney-client privilege between the Company and its counsel; and provided further, that the Company reserves the right to withhold any information and to exclude a Yahoo Board Designee or Yahoo Observer from any meeting or portion thereof if (1) with respect to any Yahoo Observer, the Board reasonably determines in good faith and upon the advice of counsel to the Company (which may be in-house counsel) that access to such information or attendance at such meeting could reasonably be expected to result in the loss of the attorney-client privilege between the Company and its counsel or (2) such information or meeting or portion thereof relates to (x) a transaction with a Yahoo Party, Apollo Entity or any of their respective Affiliates, or (y) any competitively sensitive matter of which the disclosure to the Yahoo Parties, the Apollo Entities or any of their respective Affiliates could reasonably be expected to cause competitive harm, as determined in good faith by the Board or as otherwise required by applicable Law.

2.5         Tax Matters Cooperation.

(a)          Each of the Company and the Yahoo Parties shall (and shall cause their respective Affiliates to), cooperate to the extent reasonably requested by the other party in connection with the preparation and filing of relevant Tax Returns, or any audit, examination, contest or other Tax proceeding, in each case relating to the transactions contemplated by the Omnibus Agreement, a Yahoo Party’s (or the Yahoo Holders’) interest in the Company, or the Commercial Agreement.

(b)          The Company shall use commercially reasonable efforts on an annual basis to timely (i) determine, based on information reasonably available to the Company, whether the Company is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code and the Treasury Regulations thereunder (a “PFIC”) or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code and the Treasury Regulations thereunder (any such entity, a “CFC’) with respect to any Yahoo Party and notify the Yahoo Parties of such determination and the basis therefor and (ii) make available to the Yahoo Parties information reasonably available to the Company as may be necessary to compute any income of any Yahoo Party (or its direct or indirect owners) (collectively, the “Yahoo Holders”) arising as a result of the Company’s status as a PFIC or a CFC (if applicable), including by providing, as applicable, based on information reasonably available to the Company (x) a PFIC Annual Information Statement to enable such Yahoo Holders to make a “Qualifying Electing Fund” election under Section 1295 of the Code for such taxable period or a protective statement under Treasury Regulation Section 1.1295-3, and (y) such information as may be necessary to enable all applicable Yahoo Holders to report their allocable income inclusions, if any, under Sections 951(a) and 951A of the Code for any applicable taxable period; provided, however, that (A) nothing in this Section 2.5(b) shall require the Company to incur any third-party expense (other than an expense that the Company would incur even if this Section 2.5(b) were not applicable) unless the Yahoo Parties agree to reimburse the Company for reasonable and documented third-party expenses incurred pursuant to this Section 2.5(b) and (B) this Section 2.5(b) shall cease to apply once the Holders and their Affiliates cease collectively to Beneficially Own at least 5.0% of the then-outstanding Company Ordinary Shares and Company Non-Voting Ordinary Shares.

(c)          Notwithstanding anything to the contrary in this Agreement, in no event shall any of the Yahoo Parties or the Company (or any of their respective Affiliates or any other party hereunder) be required to provide another party to this Agreement or any other Person with any of its own Tax Returns, or any Tax Return of any consolidated, combined, unitary, affiliated, aggregate or similar group of which it is or was a part.

2.6          Financing Cooperation.  If requested by a Yahoo Party, the Company will provide cooperation (with, in each case, all reasonable, documented out-of-pocket expenses, including legal expenses, incurred by the Company in connection with the foregoing, being borne by such Yahoo Party) in connection with such Yahoo Party obtaining any Permitted Loan, including with respect to the following: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in connection with such transactions (which agreement may include agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding Organizational Documents and corporate policy, if applicable, and certain acknowledgments regarding the pledged Company Securities and securities law status of the pledge arrangements) in form reasonably acceptable to the Company, (ii) using commercially reasonable efforts to (A) following receipt by the Company of an opinion of external counsel reasonably satisfactory to the Company that such restrictive legend or notation may be removed, remove any restrictive legends on certificates representing pledged Company Securities and depositing any pledged Company Securities in book entry form on the books of The Depository Trust Company, in each case when eligible to do so or otherwise as agreed with the transfer agent (and providing any necessary indemnities to the transfer agent in connection therewith) or (B) without limiting the generality of clause (A), if such Company Securities are eligible for resale under Rule 144A, depositing such pledged Company Securities in book entry form on the books of The Depository Trust Company or other depository with customary representations and warranties from the applicable Yahoo Party or its applicable Affiliates regarding compliance with securities Laws, (iii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Company Securities in the name of the relevant lender, agent, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent Yahoo or its Permitted Transferees (or its or their Affiliates) continue to Beneficially Own such pledged Company Securities, (iv) entering into customary triparty agreements with each lender and Yahoo (and its Permitted Transferees and its and their Affiliates) relating to the delivery of the Company Securities to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations hereunder and (v) such other cooperation and assistance as Yahoo and its Permitted Transferees may reasonably request in writing (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on the applicable Yahoo Party representing to the Company in writing that (i) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Yahoo Party has pledged Yahoo Issued Securities as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement and (ii) such Yahoo Party acknowledges and agrees that the Company will be relying on such representations when entering into the Issuer Agreement and any inaccuracy in such representations will be deemed a breach of this Agreement. The Yahoo Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto.

2.7          Confidentiality. Each Holder (and, with respect to Section 2.5, the Company) agrees that any information obtained pursuant to this Agreement (including pursuant to Section 2.4 and Section 2.5 and any information about any proposed registration or offering pursuant to Article III) will not be disclosed or used for any purpose other than (x) the purpose of facilitating support to such individuals in their capacity as members of the Board, or enabling the Yahoo Parties, as equityholders, to better evaluate the Company’s performance and prospects, (y) the exercise of rights under this Agreement or (z) filing any Tax Return or conducting any Tax audit, examination, contest or other Tax proceeding, in each case without the prior written consent of the Company (or, with respect to information provided by a Yahoo Party under Section 2.5, the prior written consent of the applicable Holder); provided, however, that the restrictions in this Section 2.7 will not apply to information that (a) was or becomes available to the public other than as a result of a disclosure by a Holder or any of its Affiliates or representatives in violation of this Agreement or any Company confidentiality policy, (b) was or becomes available to a Holder or any of its Affiliates or representatives from a source other than the Company, any of its Affiliates or any of their respective representatives, provided that such source is believed by the Holder not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, (c) was independently developed by a Holder or any of its Affiliates or representatives without use of any applicable confidential information obtained pursuant to this Agreement, and (d) is requested or required by applicable Law, Judgment or by a Governmental Authority (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, summons or similar process) to disclose any applicable confidential information obtained pursuant to this Agreement (in which case, the Holder shall provide notice to the Company sufficiently in advance of any such disclosure so that the Company shall have a reasonable opportunity, at is sole expense, to timely seek to limit, condition or quash such disclosure.

 2.8        Observer Rights.  Subject to Section 2.4, at any time that both (x) no Yahoo Board Designee serves on the Board and (y) the Yahoo Parties Beneficially Own at least thirty percent (30%) of the aggregate number of Company Ordinary Shares and Company Non-Voting Ordinary Shares, in each case that they received at the Closing, the Company shall invite up to one (1) representative of the Yahoo Parties to attend all meetings of the Board of Directors, in a non-voting observer capacity (the “Yahoo Observer”) and, in this respect, shall give such Yahoo Observer copies of all notices (including notices of the time and place of board and committee meetings), minutes, consents, and other materials that it provides to its directors and committee members at the same time and in the same manner as provided to such directors or committee members.  The Yahoo Observer shall comply with all policies of the Company applicable to the Board.  Solely for the purposes of this Section 2.7, “Beneficial Ownership” of Company Ordinary Shares shall not include any Company Ordinary Shares that are subject to a total return swap or other similar transaction such that the holder no longer bears the economic risk of ownership.

ARTICLE III
REGISTRATION RIGHTS

3.1         Piggy-back Registration. If the Company at any time, beginning upon (but excluding) the date hereof proposes to register any of its Company Ordinary Shares (other than in connection with (x) a registration on Form S-8 or (y) pursuant to Form F-4 or S-4 in connection with a business combination or exchange offer or pursuant to exercise or conversion of outstanding securities) or to undertake an underwritten public offering of its securities pursuant to an effective Registration Statement (a “Shelf Takedown”), it shall give written notice to the Holder of such intention not less than ten (10) days before the anticipated filing date of the applicable Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to the Holder the opportunity to register the sale of such number of Registrable Securities as the Holder may request in writing. Upon the written request of the Holder given within seven (7) days after receipt of any such notice, the Company shall include in such registration or Shelf Takedown all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered in the manner as contemplated by such registration statement; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. The Company shall, in good faith, cause such Registrable Securities to be included in such registration or offering and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter(s) of such registration to permit the Registrable Securities requested by the Holder pursuant to this Section 3.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then shares will be included in such registration or Shelf Takedown up to such limitation in the following order or priority: (i) first, all Company Ordinary Shares that were being registered by the Company for its own account or pursuant to the exercise of demand rights by holders not party to this Agreement, (ii) second, Ordinary Shares included pursuant to the exercise of piggyback rights by the holders party to the Amended and Restated Investors’ Rights Agreement, dated as of January 25, 2021 by and among the Company and the holders as set forth therein (the “Prior IRA”), (iii) third, all Registrable Securities held by the Holder must be included in such registration and (iv) fourth, any other shares of the Company to be offered by any other holders (excluding the Holder) will be included in such registration. The piggyback rights of the Holder under this Section 3.1 may be exercised an unlimited number of times. The Holder may elect to withdraw its request for inclusion of Registrable Securities in any Registration Statement pursuant to this Section 3.1 by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. For the avoidance of doubt, during the Transfer Restricted Period, the Holder is not entitled to participate in any registration or offering under this Article III.

3.2         Demand Registration. At any time following the date hereof and expiration or waiver of any lockup applicable to such Holders party hereto, the Holder may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration”). The Company shall effect the registration of all such or such part of Registrable Securities as soon as practicable; provided that (i) the Company shall not be required to effect any registration under this Section 3.2 within a period of ninety (90) days following the effective date of a previous registration for which the Holder had an opportunity to participate, and (ii) this provision shall not apply if a shelf registration on Form S-3, as applicable, has been filed pursuant to Section 3.3 and is effective and available for use.  The Company shall not be required to effect (x) more than three (3) registrations in any 12 month period under this Section 3.2 requested by the Holder; or (y) any offering where the reasonably expected gross proceeds to the Holder from such offering is less than $35.0 million.  If the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration under this Section 3.2 to be effected at such time, the Company shall have the right to defer such registration for a period of not more than sixty (60) days after receipt of the request of the Holder under this Section 3.2, provided that the Company shall not utilize this right more than twice in any twelve (12) month period (which can be, for the avoidance of doubt, run consecutively), and provided, further, that the Company shall not provide the Holder with the reason for the deferral unless the Holder has agreed to receive such information. The Holder may elect to withdraw from any offering pursuant to this Section 3.2 by giving written notice to the Company and the underwriter(s) of its request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Holder withdraws from a proposed offering relating to a Demand Registration then either the Holder shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 3.2) or such withdrawn registration shall count as a Demand Registration provided for in this Section 3.2. Notwithstanding any other provision of this Section 3.2, if the managing underwriter advises the Holder in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced appropriately; provided that in any event all Registrable Securities held by the Holder and which are requested to be included must be included in such registration prior to any other shares of the Company, including shares held by persons other than the Holder. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 3.2 unless permitted to do so by the written consent of the Holder.

 3.3        Shelf Registration. In the event that the Company shall receive from the Holder a written request that the Company effect a shelf registration on Form S-3, with respect to Registrable Securities (if no Form S-3 is then on file and available for use by the Holder pursuant to this Section 3.3) for the purpose of conducting delayed or continuous offerings by the Holder, the Company will within ten (10) days after receipt of such request file a shelf registration on Form S-3 include in such registration all Registrable Securities held by the Holder.  Thereupon, the Company shall use its commercially reasonable efforts to effect such registration as soon as practicable and all such qualifications and compliances as may be reasonably so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder joining in such request; provided that the Company shall not be obligated to effect any such registration, qualification, compliance or offering pursuant to this Section 3.3, (i) if Form S-3 is not available for such registration or offering; (ii) if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for such Form S-3 registration statement or Shelf Takedown pursuant thereto to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement or Shelf Takedown for a period of not more than sixty (60) days after receipt of the request of the Holder under this Section 3.3; provided that the Company shall not utilize this right more than once in any twelve (12) month period; or (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) and ending on the date that is the earliest of (x) the date that is 90 days following the day that notice received by the Holder of the company’s intention to file the registration statement if the registration statement has not been filed, (y) the date the Company has notified the Holder it has abandoned its proposed offering and (z) ninety (90) days immediately following the effective date of such registration statement; provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. The Holder may use such Form S-3 to dispose of its Registrable Securities on a non-underwritten or underwritten basis. If the Holder requests to utilize such Form S-3 on an underwritten basis, then any such request will be deemed to be a demand pursuant to Section 3.2 and subject to the limits and rules set forth therein, mutatis mutandis.  If requested by the Holder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form S-3 as may be necessary to name the Holder therein as a selling shareholder and otherwise permit the Holder to sell Registrable Securities thereunder from time to time as may be requested by the Holder pursuant to this Section 3.3.

3.4         Designation of Underwriter. In the case of any registration initiated by the Holder and effected pursuant to Section 3.2 (or deemed to be a demand pursuant to Section 3.2), the Holder shall have the right to designate the managing underwriters in any underwritten offering, subject to the prior written approval of the Company, which shall not be unreasonably withheld, delayed or conditioned. In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

3.5         Expenses. All expenses, including the reasonable fees and expenses of one counsel for the selling shareholders, selected by (i) the Holder in connection with any registration pursuant to Section 3.2 or (ii) the selling shareholders of a majority of the Registrable Securities to be registered pursuant to Section 3.1 or Section 3.3 shall be borne by the Company; provided that the Holder participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter.

3.6         Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Article III:

(a)          The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Holder, any underwriter of the Holder, each person, if any, who controls the Holder or such underwriter and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Holder Indemnified Party”), from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which any such Holder Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading and the Company will reimburse such Holder Indemnified Party promptly upon demand, for any reasonable documented, out-of-pocket legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding, or (iii) any violation of alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided that the Company will not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Holder Indemnified Party claiming for indemnification in writing specifically for inclusion therein; provided, further, that the indemnity agreement contained in this Section 3.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Party and regardless of any sale in connection with such offering by the Holder Indemnified Party. Such indemnity shall survive the transfer of securities by a selling shareholder.

(b)          The Holder will furnish to the Company in writing any information regarding the Holder and its intended method of distribution of Registrable Securities as the Company may reasonably request and will indemnify and hold harmless the Company, any underwriter for the Company, any other person participating in the distribution, each person, if any, who controls the Company, such underwriter or such other person and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Company Indemnified Party”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which any such Company Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but, in each case, only to the extent of such information relating to the Holder and provided in writing by the Holder, and the Holder will reimburse such Company Indemnified Party promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by the Holder specifically for inclusion therein. The indemnity agreement contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall the liability of the Holder exceed the net proceeds from the offering received by the Holder.

(c)          Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3.6(a) or 3.6(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 3.6(a) or 3.6(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 3.6(a) or Section 3.6(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement if such settlement or judgment requires an admission of fault or culpability on the part of the indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)          If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of the Holder exceed the net proceeds from the offering received by the Holder.

(e)          Notwithstanding anything to the contrary hereunder, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.6(e) from any person or entity who was not guilty of such fraudulent misrepresentation.

3.7         Obligations of the Company. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

(a)          prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to twelve (12) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed, and, in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such twelve (12) month period shall be extended for up to two (2) years, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

(b)          subject to the suspension rights set forth in Section 3.2 and Section 3.3, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(c)          use commercially reasonable efforts to furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements to such a prospectus, without charge to the holders of Registrable Securities included in such registration and in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement;

(e)          enter into and execute, and use commercially reasonable efforts to cause all the Company’s directors and officers and Affiliates to enter into and execute, a customary “lock-up” provision applicable to the Company and such officers, directors and shareholders reasonably requested by the underwriters;

(f)          notify the Holder as promptly as reasonably practicable, but in any event within three (3) Business Days, of: (i) such Registration Statement becoming effective; (ii) such time as any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order; and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)          cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which Company Ordinary Shares are then listed;

(h)          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)          furnish, at the request of the Holder at the Company’s expense, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 3.2 or Section 3.3, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder, and cause such authorized officers of the Company to execute customary certificates as may be requested by any underwriter of such Registrable Securities.

(j)           in the case of an underwritten offering involving gross proceeds in excess of $50.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the underwriter; provided that senior executive of the Company shall not be required to participate in such presentations in connection with more than two (2) underwritten offerings in any 12 month period.

(k)          promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as any Holder requests (subject to the agreement of the lead underwriter or underwriters, if any) be included therein relating to the plan of distribution with respect to such Registrable Securities, which may include disposition of Registrable Securities by all lawful means and in compliance with Article II hereof, including firm-commitment underwritten public offerings, block trades, in-kind distributions, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(l)           the Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

3.8         Obligations of the Holder. Without limiting the foregoing, the Holder may not participate in any underwritten offering hereunder unless the Holder (a) agrees to sell the Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (in the case of a piggyback offering) or the Holder (in the case of a demand registration offering) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

 3.9        Future Registration Rights.  The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to, or pari passu with (with respect to priority on underwriting cutbacks) or otherwise conflict with the rights granted to the Holder hereunder to any other person without the prior written consent of the Holder.  For the avoidance of doubt, the Company shall be permitted to join shareholders of the Company as parties to the Prior IRA, provided that such joining parties agree that, with respect to priority of piggyback rights, they will rank junior to the Holders’ rights under Section 3.2 of this Agreement.

3.10       Market Stand-off. The Holder agrees that any Registrable Securities owned by it may be subject to a customary “lock-up” restricting sales, pledges or other dispositions for up to ninety (90) days from the date of the final prospectus used in connection with any underwritten offering pursuant to Article III above by the Company in which the Company complied with Section 3.1, and agrees to enter into and execute customary “lock-up” agreements (in each case on substantially the same terms and conditions as all other holders who have registration rights with respect to the Company Ordinary Shares, including customary waiver “mfn” provisions) with respect to all Company Ordinary Shares or securities convertible into, or exercisable for, Company Ordinary Shares, as applicable, (held immediately prior to the launch of such offering) and such Holder shall thereby be required to abide by such “lock-up” period of up to ninety (90) days as is required by the managing underwriter(s) in such registration; provided that such obligation shall only apply where (i) all officers, directors and other at least one percent (1%) shareholders of the Company party hereto or to other agreements with the Company containing corresponding requirements are similarly bound, (ii) the terms of the Holder’s lock-up are no more restrictive than the terms of the lock-ups applicable to any other holder that has executed such a lockup (and, if the Company agrees to waive any such lockup for any such other holder, the Company shall also waive the Holder’s lockup to the same extent) and (iii) shall only apply to a transaction in which the Holder was offered an opportunity to participate. The foregoing provisions of this Section 3.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in connection with such offering or any shares of the Company acquired in such offering or acquired in open market transactions after such offering and shall not apply to any shares of the Company subject to a Permitted Loan.

3.11        Public Information. The Company shall make publicly available such information as is necessary to enable the Holder to make sales of Registrable Securities pursuant to Rule 144 to the extent such rule is available to Holder at such time. Without limiting the foregoing, in order to enable the Holder to sell the Company Ordinary Shares under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Holder for so long as such information is a necessary element of such person’s ability to avail itself of Rule 144, the Company shall deliver to such person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such person may reasonably request in availing itself of any rule or regulation of the SEC allowing such person to sell any such securities without registration.

3.12        Form S-3 Eligibility. The Company shall, after becoming eligible to use Form S-3, use its reasonable best efforts to remain so eligible (it being understood that the Company will not be required to issue additional capital stock to maintain a minimum public float).

3.13       Removal of Legends.

(a)          General. Upon Rule 144 becoming available for the resale of any Registrable Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, and expiration of any “lock-up” agreement applicable to such Company Ordinary Shares, the Company shall cause Company counsel to issue to a transfer agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. At such time, the Company will no later than two (2) trading days (such second (2nd) trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such Company Ordinary Shares that is free from all restrictive and other legends. Certificates for Company Ordinary Shares subject to legend removal hereunder may be transmitted by a transfer agent to the Shareholders by crediting the account of the Holder’s prime broker with Depository Trust Company as directed by the Holder.

(b)          Irrevocable Transfer Agent Instructions. On the date of this Agreement, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in substantially the form of attached as Exhibit C (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.13(b) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Company Ordinary Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 3.13(b) will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.13(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.13(b), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(c)          Acknowledgement. The Holder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Company Ordinary Shares or any interest therein without complying with the requirements of the Securities Act. Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this Section 3.13(c) and the Holder hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 3.13(c).

ARTICLE IV
GENERAL PROVISIONS

4.1         Termination.  This Agreement shall terminate automatically upon the dissolution of the Company (unless the Company (or its successor) continues to exist after such dissolution, whether organized in Israel or another jurisdiction). Any Yahoo Party who disposes of all of its Yahoo Issued Securities shall automatically cease to be a party to this Agreement and have no further rights or obligations hereunder as a Yahoo Party provided that such Yahoo Party shall remain liable for any breach of this Agreement by such Yahoo Party prior to ceasing to be a party and provided further that the confidentiality provisions set forth in Section 2.7 shall survive any termination hereof.

4.2         Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or by electronic mail (“e-mail”) transmission (so long as a receipt of such e-mail is requested and received), and shall be directed to the address set forth below (or at such other address as such party shall designate by like notice):

if to the Company:

Taboola.com Ltd.
2 Jabotinsky Street, 32 FL.,
Ramat Gan 5250501
Israel
Attn:	General Counsel
Email:	[*****]

with a copy (not constituting notice) to:

Davis Polk & Wardell LLP
450 Lexington Avenue
New York, New York
Attention:	Michael Kaplan
Lee Hochbaum
E-mail:	[*****]
and

Meitar | Law Offices
16 Abba Hillel Road
Ramat Gan, 5250608, Israel
Attention:	Alon Sahar, Adv
Shachar Hadar, Adv
Assaf Naveh, Adv
E-mail:	[*****]

if to Yahoo:

c/o Yahoo Inc.
770 Broadway 4th Floor
New York, New York 10003
Attention:	Deputy General Counsel, Transactions
Email:	[*****]

with a copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Taurie Zeitzer
Justin Rosenberg
Tracey A. Zaccone
E-mail:	[*****]

and

Erdinast, Ben Nathan, Toledano & Co.
4 Berkowitz St.
Tel Aviv, 6423806, Israel
Attention:	Doni Toledano
Nitzan Aberbach
E-mail:	[*****]

4.3          Amendment; Waiver.  This Agreement may not be modified or amended, except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.  Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement on the part of such other party to this Agreement to be performed or complied with.  The waiver by any party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4          Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

4.5          Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, except by any Yahoo Party to any Permitted Transferee that has executed a joinder agreement substantially in the form attached as Exhibit A to this Agreement, without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

4.6          Third Parties. Except for Section 2.3, which are intended to benefit, and to be enforceable by, the Persons specified therein, this Agreement and the Exhibits and Schedules hereto, are not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof

 4.7         Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a)          This Agreement, and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without regard to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.  In addition, each of the parties hereto irrevocably (i) submits to the personal jurisdiction of the United States District Court for the Southern District of New York , or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any New York State court sitting in New York City, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any Action relating to this Agreement or the transactions contemplated hereby in such court, (iv) waives and agrees not to plead or claim in any such court that any Action relating to this Agreement or the transactions contemplated hereby brought in any such court has been brought in an inconvenient forum, and (v) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York , or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such Action, any New York State court sitting in New York City.  Each party agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 4.2.

(b)          EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION HEREOF OR THEREOF OR THE SALE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.  NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR RELATED INSTRUMENTS.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.7.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 4.7 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.8         Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions.  Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages, in addition to any other remedy to which they are entitled in Law or in equity.  Each of the parties hereto agrees that it will not oppose, and irrevocably waives its right to object to, the granting of an injunction, specific performance or other equitable relief on the basis that the other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity or otherwise.  Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement.

4.9         Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and thereto, the Confidentiality Agreement, the Omnibus Agreement, and the Voting and Support Agreement (as defined in the Omnibus Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior discussion, correspondence, negotiation, proposed term sheet, letter of intent, agreement, understanding or arrangement, whether oral or in writing.

4.10      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.11       Headings. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

4.12       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, pdf or other electronic method (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Agreement.

4.13       Certain Adjustments of Company Ordinary Shares and Company Non-Voting Ordinary Shares.  Notwithstanding anything contained herein, the parties hereto hereby agree that if, following the execution of this Agreement, the number of outstanding Company Ordinary Shares or Company Non-Voting Ordinary Shares is increased or decreased or changed into a greater or fewer number or a different class of shares, including by reason of any reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any other similar event that would have the effect of changing the Yahoo Parties’ ownership of Company Ordinary Shares, Company Non-Voting Ordinary Shares or other Company Securities, then each provision herein that relates to or references a Yahoo Party’s or any of their respective Affiliates’ holding, ownership or Beneficial Ownership of Company Ordinary Shares or Company Non-Voting Ordinary Shares (including with respect to the Yahoo Issued Securities) shall be automatically adjusted without any further action by any Person to fully reflect the appropriate effect of such increase or decrease in the number of outstanding Company Ordinary Shares and/or Company Non-Voting Ordinary Shares, or such change into a greater or fewer number or a different class of shares, as applicable.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TABOOLA.COM LTD.

By:	/s/ Eldad Maniv
Name: Eldad Maniv
Title: President & COO

COLLEGE TOP HOLDINGS, INC.

By:	/s/ Monica Mijaleski
Name: Monica Mijaleski
Title: Chief Financial Officer and Treasurer

[Signature Page to Investor Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

[Intentionally Omitted]

EXHIBIT B

COMPETITORS

[Intentionally Omitted]

EXHIBIT C

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[Intentionally Omitted]